Exhibit 10.45

October 11, 2004

Carlos E. Mendez-Peñate, Esq.
Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036

Christopher Wells, Esq.
Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036

Re:	Indemnification Agreement Relating Service As Director of ENER1, INC. (the “Company”)

Ladies and Gentlemen:

        The Company has asked Carlos E. Mendez-Peñate (the “Director”), a partner of Coudert Brothers LLP (“Coudert Brothers”), to serve as a member of the board of directors (the “Board”) of the Company.

        In consideration of the Director’s agreement to serve on the Board, and the accommodations with respect to his/her service agreed by Coudert Brothers, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and its parent companies/shareholders hereby agree/s as follows:

1.	Each of the Company and its parent company (the “Indemnitors”) shall indemnify the Director, Coudert Brothers and any partner or employee of Coudert Brothers (collectively, the “Indemnitees”) for, and shall hold each of the Indemnitees harmless from and against, all liabilities, claims, losses, damages, cost and expenses, including attorney’s fees and expenses (“Damages”) arising in connection with any of the following (each, an “Indemnified Claim”):

a.	the Director’s agreement to serve on the Board or any action or inaction (including any vote, consent or other determination in his/her capacity as a director of the Company) relating to such service;

b.	any claim asserted or threatened to be asserted by any person in connection with the Director’s service as a director of the Company or having served as such, or any action or inaction as a director; and

c.	any such civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, arising out of the Director’s service as a director of the Company or having served as such; provided, however, that the Director shall not be entitled to indemnity for any Damages to the extent arising from the Director’s own willful misconduct, fraud or gross negligence.

2.	The Indemnitors shall pay or reimburse each Indemnitee for any and all Damages (including but not limited to amounts paid upon judgments, legal fees, legal expenses, fines, penalties and amounts paid in settlement before or after a suit is commenced) arising out of any Indemnified Claim or in connection with enforcing the obligations of the Indemnitors under this agreement.

3.	No Indemnitee shall be liable to the Company or any of its affiliates or members for any losses, damages, expenses or claims occasioned by any act or omission of a director in connection with the performance of the Director’s services as a director of such Company, other than as a result of the Director’s own willful default, fraud or gross negligence, or as otherwise required by applicable law.

4.	The Indemnitors acknowledge that Coudert Brothers acts as counsel to BZINFIN, S.A. on an ongoing basis.

5.	The Indemnitors acknowledge that the Director’s service as director of the Company is independent of the Director’s position as a partner of Coudert Brothers, and that Coudert Brothers undertakes no engagement or obligation to the Company in connection with the Director’s service, actions or inactions as a director of the Company.

6.	This Agreement may not be amended, repealed or revoked, except by a written instrument signed by the Director and Coudert Brothers and the party against whom any enforcement of such amended obligation may be sought. Any failure of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

7.	This Agreement may be signed in any number of counterparts. Any single counterparts or a set of counterparts signed in either case by the parties hereto shall constitute a full and original agreement for all purposes. The parties have agreed that this Agreement shall be governed by and construed in accordance with the laws of [Florida]. Each Indemnitor agrees to the jurisdiction of the courts located in [Broward County, Florida] in connection with any action or proceeding hereunder and agrees that such courts constitute a convenient forum therefor.

8.	The obligations of the Indemnitors hereunder are joint and several, and shall not be affected, impaired or reduced by virtue of any other indemnity which may be given by any person, and no Indemnitee shall be required to claim against any other person (or exhaust any remedies you may have against any such party) before being entitled to claim for the full amount due to such Indemnitee hereunder.

        IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be duly executed by the undersigned as of the date first above written.

ENER1, INC. By: _______________________ Name: Kevin P. Fitzgerald Title: Chief Executive Officer	ENER1 GROUP, INC. By: _______________________ Name: Mike Zoi Title: President

ACKNOWLEDGED AND AGREED:

___________________
Carlos E. Mendez-Peñate

COUDERT BROTHERS LLP

By: _____________________
        Partner